                                                               EXHIBIT 99(B)(13)

                                                                       DRAFT
                                                                    CONFIDENTIAL

                         Draft Supplemental Analysis #2

                               SIMMONS & COMPANY

                                 INTERNATIONAL

                                   APRIL 1999

Acquisition Assumptions
--------------------------------------------------------------------------------

o Effect on MII's earnings per share in projected 2000 and 2001 of a squeeze out was examined.

o The purchase price for JRM stock was: 1.150x MII shares, plus $4.00 in cash.

o Goodwill of approximately $273 million from the transaction was amortized over 15 years, consistent with the period used on the Offshore Pipelines, Inc. merger. The April 12, 1999 closing stock price of $25.44 for MII was used to determine goodwill.

o     Consolidation cost savings of $5 million1 in SG&A were assumed. Source:
      MII management.

----------
1 Pretax amount. Tax rate assumed at 40 percent.

Projected FY 2000 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o     The proposed transaction is dilutive to MII's EPS and CFPS in FY 2000.

o However, the projections furnished by MII's management reflect JRM's excess cash (approximately $470 million post-transaction) earning only a money market rate of return.

o Simmons and certain Wall Street analysts believe JRM's excess cash could be redeployed at a greater return.

                                              Consolidated MII      JRM         Adjustments     Combined
                                              ----------------   ---------      -----------     ---------
Revenues                                         $ 2,903.3       $   839.8                      $ 2,903.3
Cost Of Sales                                      2,337.8           659.7                        2,337.8
                                                 ---------       ---------                      ---------
    Gross Profit                                     565.4           180.0                          565.4
    Gross Profit Margin                               19.5%           21.4%                          19.5%

SG&A Expense                                         315.2            86.4       $    (5.0)         310.2
Equity Expense/(Income)                               (9.4)           (6.1)             --           (9.4)
                                                 ---------       ---------       ---------      ---------
    EBDIT                                            259.6            99.8             5.0          264.6
    EBDIT Margin                                       8.9%           11.9%                           9.1%

Depreciation                                          92.4            55.4              --           92.4
Interest Expense/(Income)                            (20.5)          (23.3)            3.2          (19.1)
Other Expense/(Income)                                 0.5            (3.8)             --            0.5
Minority Interest                                     11.5              --           (17.6)          (6.1)
Goodwill Amortization                                   --              --            18.2           18.2
                                                 ---------       ---------       ---------      ---------
    Pretax Income                                    175.6            71.4             1.2          176.8

Taxes                                                 64.0            16.8             2.0           66.0
                                                 ---------       ---------       ---------      ---------
    Net Income                                       111.6            54.7            (0.8)         110.8

Less: Dividends On Series A Preferred Stock             --             7.2                             --
                                                 ---------       ---------       ---------      ---------
    Net Income To Common                         $   111.6       $    47.5       $    (0.8)     $   110.8
                                                 =========       =========       =========      =========
    Net Income Margin                                  3.8%            5.7%                           3.8%
                                                 =========       =========                      =========

----------------------------------------------------------------------------------------------------------

Shares Outstanding1                                   60.2            39.3            16.8           77.0
Earnings Per Share                               $    1.85       $    1.21                      $    1.44
EPS Accretion/(Dilution)                                                                            (0.41)
Cash Flow Per Share                              $    3.39       $    2.62                      $    2.88
CFPS Accretion/(Dilution)                                                                           (0.51)

----------------------------------------------------------------------------------------------------------

----------

1 Includes options.

Projected FY 2001 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o     The proposed transaction is also dilutive to MII's EPS and CFPS in FY
      2001.

                                                Consolidated
                                                    MII1            JRM1        Adjustments     Combined
                                                ------------     ---------      -----------     ---------
Revenues                                         $ 3,378.7       $ 1,228.1                      $ 3,378.7
Cost Of Sales                                      2,756.4         1,034.2                        2,756.4
                                                 ---------       ---------                      ---------
    Gross Profit                                     622.3           194.0                          622.3
    Gross Profit Margin                               18.4%           15.8%                          18.4%

SG&A Expense                                         317.5            86.2       $    (5.0)         312.5
Equity Expense/(Income)                               (9.9)           (7.3)             --           (9.9)
                                                 ---------       ---------       ---------      ---------
    EBDIT                                            314.7           115.0             5.0          319.7
    EBDIT Margin                                       9.3%            9.4%                           9.5%

Depreciation                                          85.4            47.8              --           85.4
Interest Expense/(Income)                            (18.0)          (21.6)            3.2          (14.8)
Other Expense/(Income)                                (0.1)           (4.0)             --           (0.1)
Minority Interest                                     17.7              --           (25.0)          (7.3)
Goodwill Amortization                                   --              --            18.2           18.2
                                                 ---------       ---------       ---------      ---------
    Pretax Income                                    229.7            92.9             8.6          238.3

Taxes                                                 81.9            18.9             2.0           83.9
                                                 ---------       ---------       ---------      ---------
    Net Income                                       147.8            74.0             6.6          154.4

Less:  Dividends On Series A Preferred Stock            --             7.2                             --
                                                 ---------       ---------       ---------      ---------
    Net Income To Common                         $   147.8       $    66.8       $     6.6      $   154.4
                                                 =========       =========       =========      =========
    Net Income Margin                                  4.4%            5.4%             -             4.6%
                                                 =========       =========                      =========

----------------------------------------------------------------------------------------------------------

Shares Outstanding2                                   60.2            39.3            16.8           77.0
Earnings Per Share                               $    2.46       $    1.70                      $    2.01
EPS Accretion/(Dilution)                                                                            (0.45)
Cash Flow Per Share                              $    3.88       $    2.92                      $    3.35
CFPS Accretion/(Dilution)                                                                           (0.53)

----------------------------------------------------------------------------------------------------------

----------
1 March 1999 revision to JRM FY 2001 projection yields $1.50 EPS before effect of repurchase of senior subordinated notes. Consolidated MII projection has been adjusted to reflect change in JRM.

2     Includes options.

EPS Effect Of Investing JRM's Excess Cash In Capital Projects
--------------------------------------------------------------------------------

o MII would acquire approximately $470 million in excess cash as a result of acquiring JRM (at 1.150x MII shares and $4.00 in cash).

o Investing JRM's excess cash in capital projects at an after-tax net income rate of return of 13.0 percent could increase MII's EPS by $0.46 per share and CFPS by $0.87 per share (after loss of interest income).

o The net effect of the acquisition of JRM could be accretive to MII's EPS and CFPS in FY 2000 and FY 2001.

                                                   Fiscal Years
                                              ------------------------
                                                2000           2001                        Comments
                                              --------        --------    ----------------------------------------------------------
EPS
---
Pre-JRM Transaction                            $  1.85         $  2.46
Post-JRM Transaction                              1.44            2.01
                                              --------        --------
   Accretion/(Dilution)                          (0.41)          (0.45)
                                                                          Net effect of a 13.0 percent post-tax return on $470.3
Effect Of Capital Investment                      0.46            0.46    million of capital investment and the lost 5.5 percent
                                              --------        --------    return on excess cash.
   Final Accretion/(Dilution)                  $  0.05         $  0.01
                                               =======         =======
CFPS
----
JRM Transaction Accretion/(Dilution)           $ (0.51)        $ (0.53)
Effect Of Capital Investment                      0.87            0.87    Assumes returns as above and 15-year depreciation period
                                              --------        --------    on capital expenditures.
   Final Accretion/(Dilution)                  $  0.36         $  0.34
                                               =======         =======

Repurchase Of Public Shares By JRM - Assumptions
--------------------------------------------------------------------------------

o MII may not have sufficient capital projects to utilize JRM's excess cash effectively.

o If this is the case, MII could consider returning some of JRM's excess cash to shareholders through a repurchase of all of the public stock of JRM for cash. Such a transaction could result in MII owning 100 percent of JRM.

o To analyze this situation, Simmons has modeled a repurchase of all of JRM's public shares at a stock price of $33.00.1

o     Consolidation cost savings of $5 million2 in SG&A were assumed. Source:
      MII management.

----------
1 Would be equivalent dollar value to a 1.297x exchange ratio at the April 12,
  1999 closing stock price of $25.44 for MII.
2 Pretax amount. Tax rate assumed at 40 percent.

Projected FY 2000 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o The proposed transaction is mildly dilutive to MII's EPS and CFPS in FY 2000, if excess cash (approximately $47 million) continues to earn only money market rates of return.

                                                Consolidated
                                                    MII             JRM         Adjustments     Combined
                                                ------------     ---------      -----------     ---------
Revenues                                         $ 2,903.3       $   839.8                      $ 2,903.3
Cost Of Sales                                      2,337.8           659.7                        2,337.8
                                                 ---------       ---------                      ---------
    Gross Profit                                     565.4           180.0                          565.4
    Gross Profit Margin                               19.5%           21.4%                          19.5%

SG&A Expense                                         315.2            86.4       $    (5.0)         310.2
Equity Expense/(Income)                               (9.4)           (6.1)             --           (9.4)
                                                 ---------       ---------       ---------      ---------
    EBDIT                                            259.6            99.8             5.0          264.6
    EBDIT Margin                                       8.9%           11.9%                           9.1%

Depreciation                                          92.4            55.4              --           92.4
Interest Expense/(Income)                            (20.5)          (23.3)           26.5            6.0
Other Expense/(Income)                                 0.5            (3.8)             --            0.5
Minority Interest                                     11.5              --           (17.6)          (6.1)
Goodwill Amortization                                   --              --              --             --
                                                 ---------       ---------       ---------      ---------
    Pretax Income                                    175.6            71.4            (3.9)         171.7

Taxes                                                 64.0            16.8             2.0           66.0
                                                 ---------       ---------       ---------      ---------
    Net Income                                       111.6            54.7            (5.9)         105.7

Less:  Dividends On Series A Preferred Stock            --             7.2                             --
                                                 ---------       ---------       ---------      ---------
    Net Income To Common                         $   111.6       $    47.5       $    (5.9)     $   105.7
                                                 =========       =========       =========      =========
    Net Income Margin                                  3.8%            5.7%                           3.6%
                                                 =========       =========                      =========

----------------------------------------------------------------------------------------------------------

Shares Outstanding1                                   60.2            39.3              --           60.2
Earnings Per Share                               $    1.85       $    1.21                      $    1.76
EPS Accretion/(Dilution)                                                                            (0.09)
Cash Flow Per Share                              $    3.39       $    2.62                      $    3.29
CFPS Accretion/(Dilution)                                                                           (0.10)

----------------------------------------------------------------------------------------------------------

----------
1 Includes options.

Projected FY 2001 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o The proposed transaction is mildly accretive to MII's EPS and CFPS in FY 2001 even before investment of JRM's excess cash in capital projects.

                                                Consolidated
                                                    MII1            JRM1        Adjustments     Combined
                                                ------------     ---------      -----------     ---------
Revenues                                         $ 3,378.7       $ 1,228.1                      $ 3,378.7
Cost Of Sales                                      2,756.4         1,034.2                        2,756.4
                                                 ---------       ---------                      ---------
    Gross Profit                                     622.3           194.0                          622.3
    Gross Profit Margin                               18.4%           15.8%                          18.4%

SG&A Expense                                         317.5            86.2       $    (5.0)         312.5
Equity Expense/(Income)                               (9.9)           (7.3)             --           (9.9)
                                                 ---------       ---------       ---------      ---------
    EBDIT                                            314.7           115.0             5.0          319.7
    EBDIT Margin                                       9.3%            9.4%                           9.5%

Depreciation                                          85.4            47.8              --           85.4
Interest Expense/(Income)                            (18.0)          (21.6)           26.5            8.5
Other Expense/(Income)                                (0.1)           (4.0)             --           (0.1)
Minority Interest                                     17.7              --           (25.0)          (7.3)
Goodwill Amortization                                   --              --              --             --
                                                 ---------       ---------       ---------      ---------
    Pretax Income                                    229.7            92.9             3.5          233.2

Taxes                                                 81.9            18.9             2.0           83.9
                                                 ---------       ---------       ---------      ---------
    Net Income                                       147.8            74.0             1.5          149.3

Less:  Dividends On Series A Preferred Stock            --             7.2                             --
                                                 ---------       ---------       ---------      ---------
    Net Income To Common                         $   147.8       $    66.8       $     1.5      $   149.3
                                                 =========       =========       =========      =========
    Net Income Margin                                  4.4%            5.4%                           4.4%
                                                 =========       =========                      =========

----------------------------------------------------------------------------------------------------------

Shares Outstanding2                                   60.2            39.3              --           60.2
Earnings Per Share                               $    2.46       $    1.70                      $    2.48
EPS Accretion/(Dilution)                                                                             0.02
Cash Flow Per Share                              $    3.88       $    2.92                      $    3.90
CFPS Accretion/(Dilution)                                                                            0.02

----------------------------------------------------------------------------------------------------------

----------

1 March 1999 revision to fiscal year 2001 projection.
2 Includes options.

EPS Effect Of Investing JRM's Excess Cash In Capital Projects
--------------------------------------------------------------------------------

o MII would acquire approximately $47 million in excess cash as a result of acquiring 100 percent of JRM (through JRM repurchasing all public shares at $33.00 per share in cash).

o Investing JRM's excess cash in capital projects at a 13.0 percent net income after-tax rate of return could increase MII's EPS by $0.06 per share and CFPS by $0.11 per share (after loss of interest income).

o The net effect of the acquisition of JRM could be slight dilution to EPS in FY 2000, and accretion to EPS in FY 2001 and CFPS in both FY 2000 and FY 2001.

                                                         Fiscal Years
                                                -----------------------------
                                                  2000                 2001
                                                -------               -------
EPS
---
Pre-JRM Transaction                             $  1.85               $  2.46
Post-JRM Transaction                               1.76                  2.48
                                                -------               -------
    Accretion/(Dilution)                          (0.09)                 0.02

Effects Of Capital Investment                      0.06                  0.06
                                                -------               -------
    Final Accretion/(Dilution)                  $ (0.03)              $  0.08
                                                ========              =======

CFPS
----
Accretion/(Dilution)                            $ (0.10)              $  0.02
Effects Of Capital Investment                      0.11                  0.11
                                                -------               -------
    Final Accretion/(Dilution)                  $  0.01               $  0.13
                                                =======               =======

Potential Share Price Improvement From Redeploying Excess Cash
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

                                                  Combined                 JRM
                                            --------------------     ---------------
                                            13.0%         10.0%      13.0%     10.0%
                                            ------        ------     ------   ------
Net Income Effect Of Capital Projects

Excess Cash After Transaction1              $835.2        $835.2     $470.3   $470.3
                                            ======        ======     ======   ======

After-Tax Return On Capital                 $108.6        $ 83.5     $ 61.1   $ 47.0

Lost Interest Income                         (45.9)        (45.9)     (25.9)   (25.9)
                                            ------        ------     ------   ------

    Net After-Tax Increase                  $ 62.6        $ 37.6     $ 35.3   $ 21.2
                                            ======        ======     ======   ======

    EPS Effect2                             $ 0.81        $ 0.49     $ 0.46   $ 0.27
                                            ======        ======     ======   ======

                              Assumed P/E
                               Multiple            MII Share Price Increase2
                              ------------  ----------------------------------------
                                 15.0x      $12.21        $ 7.32     $ 6.87   $ 4.12

                                 17.0x       13.83          8.30       7.79     4.67

                                 19.0x       15.46          9.28       8.71     5.22

----------
1 Assumes $58.4 million ($4.00 per JRM share) is used to pay cash portion of purchase price.
2 Assumes 77.0 million shares outstanding after transaction.

Comparison Of MII Fiscal 2000 P/E Multiples Assuming Constant MII Share Price
--------------------------------------------------------------------------------

                                                Post              Post
                             MII Before     Transaction       Transaction
                    JRM      Transaction   1.15x + $1.50     1.15x + $4.00
                   ------    -----------   -------------     -------------
Share Price1       $29.63      $25.44          $25.44            $25.44

Fiscal 2000
-----------

EPS                $ 1.21      $ 1.85          $ 1.50            $ 1.45

P/E Multiple2        24.5x       13.8x           17.0x             17.5x

Fiscal 2001
-----------

EPS                $ 1.70      $ 2.46          $ 2.07            $ 2.01

P/E Multiple2        17.4x       10.3x           12.3x             12.7x

----------
1 Closing share prices on April 12, 1999.
2 The market may be anticipating a transaction in the range of 1.15x plus
  $3.00 to $4.00 of cash. The fact that MII's share price did not decline following announcement supports the argument that MII would achieve a multiple expansion following a transaction.

Comparison Of Multiples Based On Merrill Lynch Comparable Groups1
--------------------------------------------------------------------------------

                              1999 P/E                2000 P/E
                              Multiple                Multiple
                              --------                --------
JRM Comparables
---------------
Aker Maritime                  12.5x                   11.7x
Coflexip                       13.1x                   10.9x
Cooper Cameron                 26.2x                   21.4x
Dril-Quip                      27.0x                   21.9x
DSND                            7.4x                    6.8x
IHC Caland                     12.7x                   11.0x
Global Industries              32.1x                   17.9x
Oceaneering                    14.3x                   13.1x
Saipem                         13.7x                   12.8x
Stolt Comex                    12.6x                   10.0x
                               ----                    ----
    Average                    17.2x                   13.7x
                               ====                    ====

MII Comparables
---------------
Babcock Intl. Group             9.7x                    8.7x
Jacobs Engineering             15.8x                   13.6x
Fluor                          11.4x                   12.8x
Litton Industries              13.0x                   11.7x
Foster Wheeler                  9.3x                   11.9x
                               ----                    ----
    Average                    11.8x                   11.8x
                               ====                    ====

----------
1 As of April 12, 1999.